EXHIBIT 16.1


                            Kafoury, Armstrong & Co.


July 21, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated July 17, 2003 of Innovative Gaming Corporation of America and are in agreement with the statements contained therein.

Very truly yours,


/s/ Kafoury, Armstrong & Co.
















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